Exhibit 99.1

Akamai Announces Pricing of Offering of Convertible Senior Notes

CAMBRIDGE, Mass. – November 9, 2026 – Akamai Technologies, Inc. (Nasdaq: AKAM) (“Akamai”), today announced that it has priced its private offering of $1.1 billion in aggregate principal amount of 1.00% convertible senior notes due 2028 (the “2028 Notes”) and $1.1 billion in aggregate principal amount of 1.00% convertible senior notes due 2031 (the “2031 Notes” and, together with the 2028 Notes, the “notes”). The notes will be sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Akamai has granted the initial purchasers for the offering an option to purchase up to an additional $150.0 million in aggregate principal amount of the 2028 Notes and an additional $150.0 million in aggregate principal amount of the 2031 Notes, in each case, on the same terms and conditions. The sale of the notes is expected to close on November 12, 2026, subject to customary closing conditions.

The notes will be senior unsecured obligations of Akamai. The 2028 Notes will mature on November 15, 2028 and the 2031 Notes will mature on November 15, 2031, in each case, unless earlier redeemed, converted or repurchased in accordance with their terms. The notes will bear interest at a rate of 1.00% per year, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2027. The 2028 Notes will be convertible prior to the close of business on the business day immediately preceding August 15, 2028 and the 2031 Notes will be convertible prior to the close of business on the business day immediately preceding August 15, 2031, in each case, only under certain circumstances, and the notes will be convertible thereafter at any time prior to the close of business on the second scheduled trading day immediately preceding their respective maturity date regardless of these circumstances. Upon conversion, Akamai will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of common stock, at Akamai’s election, in respect of the remainder, if any, of Akamai’s conversion obligation in excess of the aggregate principal amount of the notes being converted. The conversion rate of the 2028 Notes will initially be 8.8963 shares of Akamai’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $112.41 per share of Akamai’s common stock, subject to adjustments in certain events. The initial conversion price of the 2028 Notes represents a premium of approximately 40.0% to the $80.29 per share closing price of Akamai’s common stock on November 9, 2026. The conversion rate of the 2031 Notes will initially be 9.7685 shares of Akamai’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $102.37 per share of Akamai’s common stock, subject to adjustments in certain events. The initial conversion price of the 2031 Notes represents a premium of approximately 27.5% to the $80.29 per share closing price of Akamai’s common stock on November 9, 2026. Akamai may, subject to certain conditions, redeem for cash all, but not less than all, of either series of notes at any time, but only if the aggregate principal amount of such series of notes that remains outstanding is less than 10% of the aggregate principal amount of the notes initially issued under the relevant indenture (including any additional notes issued pursuant to the initial purchasers’ option to purchase additional notes of the relevant series), at a redemption price equal to the principal amount of the notes of such series, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Akamai estimates that the net proceeds from the offering will be approximately $2,164.2 million (or approximately $2,459.7 million if the initial purchasers exercise their option to purchase additional notes of each series in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Akamai.

Subject to costs and expenses related to the convertible note hedge and warrant transactions described below, Akamai intends to use the remaining net proceeds from the offering to repay at maturity a portion of Akamai’s $1.15 billion outstanding aggregate principal amount of 0.375% Convertible Senior Notes due 2027 (the “2027 Convertible Notes”), which mature on September 1, 2027, and/or to pay cash amounts due upon any earlier conversion of the 2027 Convertible Notes, and to fund the capital expenditure requirements of its Cloud Infrastructure Services (CIS) business. In addition, Akamai intends to use any remaining net proceeds for general corporate purposes.

Akamai intends to use approximately $250.3 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Akamai from the sale of warrants pursuant to the warrant transactions described below). If the initial purchasers exercise their option to purchase additional notes, Akamai expects to sell additional warrants and use a portion of the net proceeds from the sale of such additional notes, together with the proceeds from the additional warrant transactions, to enter into additional convertible note hedge transactions with respect to the relevant series of notes as to which the option was exercised.

If Akamai undergoes a fundamental change prior to the maturity date of the notes, subject to certain conditions and limited exceptions, holders may require Akamai to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Akamai entered into convertible note hedge transactions and warrant transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and other financial institutions (the “Option Counterparties”). The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the same number of shares of Akamai’s common stock that will initially underlie the notes, including any notes purchased by the initial purchasers pursuant to their option to purchase additional notes. The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to Akamai’s common stock upon any conversion of the notes and/or offset any cash payments Akamai is required to make in excess of the principal amount of converted notes, as the case may be. The warrants will cover, subject to customary anti-dilution adjustments, the same number of shares of Akamai’s common stock. The warrant transactions could separately have a dilutive effect with respect to Akamai’s common stock to the extent that the market price per share of Akamai’s common stock exceeds the strike price of the warrants, unless Akamai elects, subject to certain conditions, to settle the warrants in cash.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the Option Counterparties and/or their respective affiliates expect to purchase shares of Akamai’s common stock and/or enter into various derivative transactions with respect to Akamai’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Akamai’s common stock or the notes at that time. In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Akamai’s common stock and/or purchasing or selling Akamai’s common stock or other securities of Akamai in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of the notes or following any redemption or repurchase of the notes by Akamai in connection with any fundamental change and (y) are likely to do so following any other repurchase of the notes by Akamai to the extent Akamai elects to terminate a corresponding portion of the convertible note hedge transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of Akamai’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that holders receive upon conversion of the notes.

This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Akamai’s common stock, if any, issuable upon conversion of the notes). Any offer of notes was and will be made only by means of a private offering memorandum. The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements with respect to Akamai’s expectations to complete the offering of the notes, its use of proceeds from the offering and the effect of the convertible note hedge and warrant transactions. There can be no assurance that Akamai will be able to complete the notes offering on the anticipated terms, or at all. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the terms of the notes and the offering, risks and uncertainties related to whether or not Akamai will consummate the offering, the impact of general economic, industry, market or political conditions and other factors that are discussed in Akamai’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.

About Akamai

Akamai is the cloud company that powers and protects an AI-driven world. Our cloud platform extends high-performance cloud computing from the core to the edge, enabling organizations to build and scale next-generation AI applications and providing comprehensive, multilayered security to safeguard enterprises against evolving cyberthreats.

Contacts:
Johanna Schmitt	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com